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                                                                    Exhibit 23.2

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (File No. 33-90350) of our report dated March 8, 1996, of the consolidated balance sheet of Quantum Financial Holdings, Inc. (a Maryland corporation) and subsidiary as of December 31, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994.

/s/ Arthur Andersen LLP

Baltimore, Maryland,
  May 8, 1997